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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Bay View Capital Corporation listed below of our report dated January 24, 1997, (June 2, 1997 as to paragraphs 3, 4, and 5 of Note 24), appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1996:

Registration Statement No. 33-30602 on Form S-8
Registration Statement No. 33-30603 on Form S-8
Post-effective Amendment No. 1 to Registration Statement No. 33-35483
  on Form S-3
Post-effective Amendment No. 1 to Registration Statement No. 33-32416
  on Form S-3
Registration Statement No. 33-36161 on Form S-8
Registration Statement No. 33-41924 on Form S-8
Registration Statement No. 33-95724 on Form S-8
Registration Statement No. 33-95726 on Form S-8
Amendment No. 1 to Registration Statement No. 333-29757 on Form S-3

/s/ Deloitte & Touche LLP

San Francisco, California
June 27, 1997